LIMITED POWER OF ATTORNEY

I appoint Michael Wooldridge and Kimberly A. Baber, or either of them, each with full power of substitution, my attorneys and agents to do any and all acts and things and to execute and file any and all instruments that such attorneys and agents, or either of them, may consider necessary or advisable to enable the undersigned (in his or her individual capacity or in a fiduciary or other capacity) to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of SPARTAN MOTORS, INC. (the "Company") that I (in my individual capacity or in a fiduciary or other capacity) may be required to file pursuant to Sections 13 or 16 of the Act including, without limitation, full power and authority to sign my name, in my individual capacity or in a fiduciary or other capacity, to any report, application or statement on Form ID, Forms 3, 4 or 5, Schedules 13D or 13G, or to any amendments or any successor form or forms adopted by the Securities and Exchange Commission ratify and confirm all that such attorneys and agents, or any of them do or cause to be done under this power.

I agree that the attorneys-in-fact named may rely entirely on information furnished orally or in writing by me to such attorneys-in-fact. I agree to indemnify and hold harmless the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or omission of necessary fact in the information provided by the undersigned to the attorneys-in-fact for purposes of executing, acknowledging, delivering or filing any such forms, or any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission.

This authorization shall be in addition to all prior authorizations to act for the undersigned with respect to securities of the Company in these matters.

Date:   August 3, 2016

/s/ Thomas C. Schultz

Signature

SPARTAN MOTORS, INC.

To Be Completed By New Section 16 Officers

Please furnish the following information for use in preparing and verifying the Form 3 to be filed with the securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 in connection with your designation as an executive officer subject to Section 16 of such Act. Certain of the requested information may also be used in other reports filed by the Company with the SEC and/or other regulatory agencies.

All questions should be answered by completing the requested information or stating "None" or "N/A" as appropriate. If space provided is not adequate for any answer, please state your answer on an attached sheet.

DEFINITIONS: Italicized terms used in the questions are defined in the Appendix attached to this Questionnaire.

1.	Please GIVE your full name.

ANSWER:

2.

As an executive officer and/or a director of the Company, you will be required to report all acquisitions and dispositions of Company stock of which you have beneficial ownership. These filings generally must be made within two business days of the transaction. Please list all shares that you currently own or of which you are the beneficial owner as of the date of this Questionnaire:

Securities owned of record by:	No. of shares
You
You and your spouse jointly
Your spouse
Your minor children, your adult children who either share your home or are away at school but rely on you for support, and in custodianship
You, jointly with another person
Any relative of you or your spouse who shares your home or is an officer or director of the Company or any of its affiliates
You (either alone or with others) as a trustee, executor, custodian, pledgee, agent, nominee, or in another fiduciary capacity (explain in detail on a separate page)
By any estate or trust in which you, your spouse, or any of your children has a beneficial interest (stating the nature of such interest on a separate page)
By any corporation in which you are an officer or which you are, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities
By any partnership of which you are a partner
Securities of which you have the right to acquire beneficial ownership within 60 days
Securities of which you otherwise have beneficial ownership
Total securities beneficially owned

Note:

If you are required to report securities in the above table because of the definition of beneficial ownership (see the Appendix), but you do not believe you should be considered the beneficial owner of such securities, it may be possible to disclaim beneficial ownership. Please contact the Company with any such concerns.

The answers to the foregoing questions are correctly stated to the best of my knowledge, information and belief.

Signed:	Dated:

5096710_1.DOC

SPARTAN MOTORS, INC.

APPENDIX

Definitions of Certain Terms Used in Questionnaire

Affiliate

An "affiliate" of, or a person "affiliated" with, a specified person is a person who, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the person specified, including without limitation subsidiaries, sibling companies, predecessors, parent companies or former parent companies of the company that is specified. The Company's "affiliates" include all companies that, directly or indirectly, through one or more intermediaries, control, or are controlled by, or are under common control with the

Company. The Company's affiliates include:

Spartan Motors Chassis, Inc.	Spartan Motors USA, Inc. (formerly Crimson Fire, Inc.)
Crimson Fire Aerials, Inc.	Classic Fire, LLC
Road Rescue, Inc., n/k/a Former RR, Inc.	Utilimaster Holdings, Inc.
Utilimaster Corporation	Utilimaster Canada Limited
UTM Acquisition Company, LLC

Beneficial Ownership

Securities are "beneficially owned" by you if you have or share either voting power or investment power with respect to the securities, whether or not the securities are registered in your name on the books of the Company. Voting power is the power to either vote or direct the voting of the securities. Investment power is the power to dispose or direct the disposition of the securities. If you and another person share either investment or voting power, or both, with respect to 100 shares of common stock of the Company, you would each be considered the beneficial owner of the entire 100 shares.

Your sole or shared investment or voting power may arise out of any contract, arrangement, understanding or relationship. Your power to vote or invest the securities need not be embodied in a formal agreement. Such a power may, for example, arise out of a family relationship or guardianship. Whether you have or share a power of this sort must be determined in light of your particular circumstances.

In addition, if you have a right to acquire beneficial ownership of any securities through the exercise of an option, warrant or other power (such as the power to revoke a trust) within 60 days, you are considered the beneficial owner of those securities. If you have an option, warrant or other right of this sort that you acquired to change or influence the control of the Company, the 60-day time limit does not apply and you are considered the beneficial owner of all of the securities subject to that option, warrant or other right.

The above definition is very broad. Even though you may not actually have or share voting or investment power with respect to securities owned by persons in your family or living in your home, you may wish to include those shares in your beneficial ownership disclosure and then disclaim beneficial ownership of those securities.

Control

"Control" is defined under the securities laws to mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. The concept of "control" does not turn on the ownership of 51% or more of voting securities. In general, each director, officer, and 10% shareholder will be presumed (absent special circumstances) to possess "control."

Immediate Family

Your "immediate family" includes your spouse, parents, children, siblings, mothers-and fathers-in-law, sons-and daughters-in-law, brothers-and sisters-in-law, and any other person who resides in your home.

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